SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 22, 2019

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street Warren, Pennsylvania	16365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:        (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 ( § 230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, the Board of Directors of Northwest Bancshares, Inc. (the “Company”) named Jeffrey R. White the Principal Accounting Officer of the Company. Senior Executive Vice President and Chief Financial Officer William W. Harvey Jr., will retain the position of Principal Financial Officer.

Mr. White, age 34, has been employed by Northwest Bank since June 2018 as Senior Vice President and Controller.  Prior to joining Northwest Bank, Mr. White served as a director within KPMG’s Risk Consulting division, specializing in the new credit impairment standard, Current Expected Credit Loss, or CECL.  Prior to that, Mr. White served as a senior manager within KPMG’s financial services audit practice. Mr. White is a certified public accountant and holds a bachelor’s degree in business administration from the University of Pittsburgh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	March 22, 2019	By:	/s/ William W. Harvey
William W. Harvey
Chief Financial Officer